Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment to Employment Agreement (the “Amendment “) is dated and effective as of January 3, 2005 by and between Gemstar TV-Guide International, Inc. (the “Company”) and John Loughlin (the “Employee”).

        WHEREAS, the Company and Employee entered into an Employment Agreement on September 9, 2002 (the “Employment Agreement”); and

        WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement in accordance with the terms and the conditions set forth herein.

        NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below, the Employee and the Company hereby agree as follows:

         1.        Section II. A. of the Employment Agreement is hereby deleted in its entirety and replaced as follows:

“A. Employee shall serve during the course of his employment as President of TV Guide Publishing Group and shall have such other duties and responsibilities as are consistent with those generally performed by the president of a company as the Chief Executive Officer and/or the executive Chairman of the Board of the Company shall determine from time to time. The Company acknowledges that TV Guide Publishing Group is an operating division of the Company, provided however that the Company retains absolute discretion to reorganize the Company from time to time and that nothing in this Agreement shall in any way affect or limit such discretion.”

         2.        Section II.C. of the Employment Agreement is hereby deleted in its entirety and replaced as follows:

“C. For the Term of this Agreement, Employee shall report to the Chief Executive Officer of the Company and/or the executive Chairman of the Board of Directors as the Company shall elect from time to time.”

         3.        Section IV.C. of the Employment Agreement is hereby deleted in its entirety and replaced as follows:

“C. Good Reason. Employee may terminate employment for Good Reason. For purposes of this Agreement, “Good Reason” shall mean any of the following: (i) the Company requires Employee to relocate his principal office more than 50 miles of New York, New York without Employee’s consent; (ii) the Company assigns Employee to a position other than President of TV Guide Publishing Group without Employee’s consent; (iii) the Company requires Employee to report directly to any officer other than the Chief Executive Officer and/or the executive Chairman of the Board of Directors without Employee’s consent; (iv) the Company substantially diminishes Employee’s duties or responsibilities; or (v) the occurrence of a Change in Control of the Company. For purposes of this Agreement, a “Change in Control” shall mean either (1) the accumulation or acquisition of a majority of the Common Shares of the Company by any person or entity which, as of the Effective Date, owned less than ten percent (10%) of the Common Shares or (2) the purchase of substantially all of the assets of the Company by any person or entity which, as of the Effective Date, owned less than ten percent (10%) of the Common Shares. Before terminating his employment with Good Reason under subsections (i) – (iv), Employee shall give the Company written notice of his intent to terminate for Good Reason and the basis therefor, and the Company shall have thirty (30) days to cure (the “Cure Period”). If the Company fails to cure the Good Reason within the Cure Period, Employee may terminate his employment and this Agreement upon an additional ten (10) days’ written notice. In the event Employee intends to terminate his employment upon a Change in Control, Employee must give the Company written notice of such termination within ninety (90) days after the Change in Control occurrence. For all purposes under this Agreement, any termination by Employee with Good Reason shall be treated as a termination without Cause and Employee shall be entitled to the payments and benefits set forth in Section IV-E-3 pursuant to its terms.

         4.        Except as expressly modified hereby, the Employment Agreement shall remain unchanged and in full force and effect.

         5.        The Employment Agreement, as amended hereby, shall apply to and bind the Company and Employee and their respective successors and assigns.

         6.        The Employment Agreement, as amended hereby, shall be interpreted to give effect to its fair meaning and shall be construed as though it was prepared by both parties. The invalidity of any provision of this Amendment or the Employment Agreement shall not affect the validity or any other provision of this Amendment or the Employment Agreement. Section headings in this Amendment and the Employment Agreement are for convenience only and shall not be used in interpreting its provisions. The Employment Agreement, as amended hereby, shall be interpreted in accordance with the laws of the state of New York.

        IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement on the date first set forth above.

                                /s/  John Loughlin
                         John Loughlin

Gemstar - TV Guide International, Inc. By: /s/ Richard Battista Richard Battista Chief Executive Officer